UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2012

A123 Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34463	04-3583876
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

A123 Systems, Inc. 200 West Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  617-778-5700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement

On April 5, 2012, A123 Systems, Inc. (the “Company”) and the United States Department of Energy (the “DOE”) entered into an amendment (the “Amendment”) to the December 4, 2009 agreement between the Company and the DOE (the “Original Contract”) related to the terms and conditions of the $249.1 million grant that was awarded to the Company on August 5, 2009. The grant, which was awarded under the DOE’s Electric Drive Vehicle Battery and Component Manufacturing Initiative (the “DOE Battery Initiative”), is being used to fund the construction of new lithium-ion battery manufacturing facilities in Michigan. Under the DOE Battery Initiative, the Company is required to spend up to one dollar of the Company’s funds for every incentive dollar received.  The Amendment extends the term of the Original Contract from December 2, 2012 to December 2, 2014.  Through December 31, 2011, the Company had received $127.0 million from the DOE in reimbursement for costs incurred.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A123 SYSTEMS, INC.

Date: April 11, 2012	By:	/s/ ERIC J. PYENSON
Eric J. Pyenson
Vice President and General Counsel